Exhibit 99.1

ASCENT CAPITAL GROUP TO PRESENT AT THE PIPER JAFFRAY TECHNOLOGY, MEDIA & TELECOMMUNICATIONS CONFERENCE

Englewood, CO - March 6, 2015 - Ascent Capital Group Inc. (“Ascent” or the “Company”) (Nasdaq: ASCMA) announced today that it will present to attendees of the Piper Jaffray Technology, Media & Telecommunications Conference being held on March 10, 2015 at the Le Parker Meridien in New York, NY at 11:30 AM ET.

Bill Fitzgerald, Ascent Chairman and Chief Executive Officer, and Michael Haislip, Executive Vice President of Ascent and President and Chief Executive Officer of Monitronics International, Inc. will speak at the conference. During this event, management may make observations regarding the financial performance and outlook of both Ascent and Monitronics.

A live webcast of management’s presentation will be made available on the Ascent investor relations website at http://ascentcapitalgroupinc.com/investors.cfm.

About Ascent Capital Group, Inc.

Ascent Capital Group, Inc., (NASDAQ: ASCMA) is a holding company that owns 100 percent of its operating subsidiary, Monitronics International Inc., and through Monitronics, LiveWatch Security, LLC. Ascent also retains ownership of certain commercial real estate assets. Monitronics International, headquartered in Dallas, TX, is the nation's second largest home security alarm monitoring company, providing security alarm monitoring services to more than one million residential and commercial customers in the United States, Canada and Puerto Rico through its network of nationwide, independent Authorized Dealers. LiveWatch Security, LLC ®, is a Do-It-Yourself (“DIY”) home security firm, offering professionally monitored security services through a direct-to-consumer sales channel. For more information on Ascent, see http://ascentcapitalgroupinc.com/.

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Contact:
Erica Bartsch
Sloane & Company
212-446-1875
ebartsch@sloanepr.com